Exhibit 10.II.E

SUPPLY AGREEMENT

FEED GRADE PHOSPHATES (BIOFOS)

VIETNAM, INDONESIA AND TAIWAN

DATE:	September 12, 2007

SELLER:	MOSAIC FERTILIZER LLC, d.b.a. MOSAIC FEED INGREDIENTS 8813 HWY 41 SOUTH RIVERVIEW, FL 33569

BUYER:	CARGILL ANIMAL NUTRITION, INC. TRADICO INTERNATIONAL P.O. BOX 5614 MINNEAPOLIS, MN 55440-5614

PRODUCT:	BIOFOS

SPECIFICATIONS:	SPECIFICATIONS ATTACHED PURSUANT TO GEOGRAPHIC LOCATIONS

MARKET:	VIETNAM, INDONESIA AND TAIWAN

PERIOD:	June 1, 2007 – May 31, 2008

PRICING:	TO BE NEGOTIATED AT TIME OF PURCHASE

QUANTITY:	TO BE NEGOTIATED AT TIME OF PURCHASE

DELIVERY:	TO BE NEGOTIATED AT TIME OF PURCHASE

PAYMENT:	30 DAYS

TERMS:	TRADICO TERMS AND CONDITIONS TO APPLY. (ATTACHED)

CARGILL ANIMAL NUTRITION, INC.	MOSAIC FERTILIZER, LLC

By:	By:
Name:	Name:
Its:	Its: